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                                                                      EXHIBIT 99
                       [WOOLWORTH CORPORATION LETTERHEAD]


                                                      NEWS RELEASE

                                            CONTACT:  Juris Pagrabs
                                                      Vice President
                                                      Investor Relations
                                                      (212) 553-7017


FOR IMMEDIATE RELEASE


                 WOOLWORTH CORPORATION ANNOUNCES RESIGNATION OF
       ANDREW P. HINES, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


NEW YORK, New York, April 9, 1997 - Woolworth Corporation (NYSE:Z) announced today that Andrew P. Hines, its Senior Vice President and Chief Financial Officer, will resign effective April 30 to pursue other personal interests. The Company expects to name a successor to Hines shortly.

"Andy Hines' hard work and expert guidance, during a particularly challenging rebuilding period, contributed to the success of our financial restructuring, which was completed a year earlier than originally planned," said Roger N. Farah, Chairman of the Board and Chief Executive Officer. "We thank him for his efforts and wish him well."

Woolworth Corporation operates nearly 8,000 stores in North America, Europe, Australia, and Asia, with names such as Foot Locker, Northern Reflections, Woolworth, After Thoughts, and Champs Sports.

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